Exhibit 10.8

Corporate Communication Servicess Agreement

This Corporate Communication Services Agreement (the “Agreement”), dated as of October 4, 2022 (the “Effective Date”), is by and among ACCEL Media International LLC, a Wyoming limited liability company with its principal offices at 201 East 5th Street, Suite 1200 Sheridan, WY 82801 (“ACCEL Media”), FMW Media Works LLC, a Wyoming limited liability company with its principal offices at the same address as ACCEL Media, which is affiliated with ACCEL Media (referenced hereafter as “FMW”) and which, together with ACCEL Media, is referenced hereafter as “we” and collectively with ACCEL Media, are referenced as “ACCEL”), and The Sustainable Green Team, Ltd., a Delaware corporation with its principal offices at 24200 CR 561, Astatula, FL 34705, (“Customer”, “you”, “SGTM”) and Day Dreamer Productions, LLC, a Florida limited liability company (referenced hereafter as “DDP”), located with the same principal address as SGTM, and which is a wholly-owned subsidiary of SGTM, and together with ACCEL and SGTM, are collectively referenced hereafter as the “Parties”, and each of FMW, ACCEL Media, SGTM, and DDP a “Party”.

WHEREAS ACCEL is an independent media services business and has knowledge and experience to provide television, production, media analysis, and media procurement to assist Customer in generating positive media awareness about the business of Customer;

WHEREAS Customer desires to retain ACCEL to create media content and assist in the distribution thereof, and to perform certain services, under the terms and conditions herein; and

WHEREAS, DDP provides certain promotional services which ACCEL desires to exclusively rely upon and the use in all of ACCEL’s in-house video production and marketing content, under the terms and conditions further described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACCEL and Customer agree as follows:

1.	Services. ACCEL shall provide corporate communication services for the Customer described in Exhibit A (these services are collectively referenced hereafter as the “Services”), which is attached hereto and which is fully integrated and incorporated by reference herein.

1.1.	Unless otherwise agreed (email shall suffice), Services shall be performed at a location and at times chosen at ACCEL’s discretion.

1.2.	FMW shall provide such information, evaluation, and analysis, in accordance with the Services, as will assist in maximizing the effectiveness of the Customer’s business model. FMW shall personally provide the Services and the Customer understands that the nature of the services to be provided are part-time and that FMW will be engaged in other business activities during the term of this Agreement.

1.2.1.	Customer acknowledges FMW works with and provides production services to companies which may be directly or indirectly competitive with the businesses of Customer. The Parties will use commercially reasonable best efforts to identify, prevent or minimize actual conflicts of interest.

1.3.	FMW shall produce an informative T.V. show which will discuss the Customer and its business. FMW will arrange for the broadcast of this show on a well-known network, and keep the show archived throughout the Term on FMW’s website www.newtothestreet.com.

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2.	Consideration for Services.

2.1.	In consideration for the Services, Customer shall tender or cause to be tendered to ACCEL Media, shares of Customer’s common stock, par value $0.0001 per share (the “Common Stock”), and certain options and a warrant to acquire shares of Common Stock, each to be issued or executed on the Effective Date, as follows:

2.1.1.	Three Million Five Hundred Thousand (3,500,000) restricted shares of Common Stock (the “Initial Shares”).

2.1.2.	A three year option to acquire five million (5,000,000) restricted shares of Common Stock at an exercise price of $2.00 per share of Common Stock, pursuant to the Option Agreement as attached hereto as Exhibit B (“First Option Agreement”).

2.1.3.	A 90-day warrant pursuant to acquire up to two million (2,000,000) restricted shares of Common Stock at an exercise price of $1.00 per share of Common Stock in the form as attached hereto as Exhibit C (the “Warrant”).

2.2.	In the event that the Warrant is exercised by ACCEL Media in whole or in part, then upon each exercise thereof, if any, the Customer shall issue to ACCEL Media a three year option to acquire a number of shares of Common Stock equal to the number of shares of Common Stock acquired by ACCEL Media pursuant to such exercise of the Warrant, at an option exercise price of $2.00 per share of Common Stock, with such option to be substantially in the same form as the First Option Agreement (each, an “Additional Option Agreement” and together with the First Option Agreement, the “Option Agreements”). By way of example, (i) in the event that ACCEL Media exercises the Warrant and acquires 500,000 shares of Common Stock thereunder, Customer shall issue to ACCEL Media an Additional Option Agreement to acquire 500,000 shares of Common Stock at an exercise price of $2.00 per share of Common Stock; and (ii) in the event that ACCEL Media thereafter exercises the Warrant and acquires an additional 200,000 shares of Common Stock thereunder, Customer shall issue to ACCEL Media an Additional Option Agreement to acquire 200,000 shares of Common Stock at an exercise price of $2.00 per share of Common Stock. The number of shares and exercise price for the Additional Option Agreement(s) shall be subject to equitable adjustments for stock splits and other matters as set forth in the First Option Agreement.

3.	DDP Exposé Services.

3.1.	Throughout the Term, ACCEL will exclusively rely on and use DDP to offer, create and distribute any custom thirty (30) minute or longer program primarily about a single company that reveals a generally hidden truth about a person, place or thing (such services to be hereafter referenced as “DDP Services”, and such programs to be generally or generically referenced as exposés), for all ACCEL in-house video production and marketing content that is tendered to ACCEL customers. Without limitation, DDP Services will be offered for all short form, long form and billboard clients of ACCEL Media’s New to The Street brand, as well as third parties including but not limited to Exploring The Block, Deposits.com and all ACCEL collaborations. ACCEL’s reliance on and use of DDP Services as described in this paragraph may be referred to hereafter as the “Exclusive”. For avoidance of doubt, the Exclusive shall apply to both the Customer and any third-party customer of ACCEL.

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3.2.	Notwithstanding anything to the contrary herein, all DDP Services deliverables shall be the intellectual property of the ACCEL business for which it was created. Each such deliverable shall constitute a work made for hire by DDP for the benefit of ACCEL. As between the Parties, all right, title and interest in and to deliverables from DDP Services shall be solely held by ACCEL.

3.3.	For avoidance of doubt, ACCEL understands and agrees that DDP shall provide services similar to the DDP Services to all customers of DDP, some or all of whom may be indirect or direct competitors of ACCEL. The general provision of such services by DDP shall not be a violation of the terms of this Agreement by DDP or SGTM.

4.	General Representations, Warranties and Covenants.

4.1.	ACCEL represents, warranties and covenants that:

4.1.1.	By or before the end of the Term, it will tender assorted promotional media, including but not limited to billboard ads, radio spots, television spots, digital advertising, print publications other promotional and advertising units, with a market value of not less than Thirty Million Seven Hundred Thousand Dollars ($30,700,000), to Customer.

4.1.2.	ACCEL’s communications to third-parties and the public under this Agreement will be information which has been provided by the Customer and approved in advance by Customer prior to publication by ACCEL.

4.1.3.	Any deliverable produced, published, or disseminated as part of the Services will substantially conform to applicable laws, regulations, this Agreement, our Privacy Policy and Terms of Service as in effect on the date hereof and shall not infringe the interests of any third-party.

4.1.4.	The terms of this Agreement shall govern and control to the extent of any conflict between this Agreement and policies published by ACCEL, including any privacy policy and terms of service on an ACCEL website.

4.1.5.	It will diligently cooperate and collaborate with DDP to faithfully exploit the Exclusive for the benefit of the Parties.

4.1.6.	No officer, member, director, manager, shareholder or employee of ACCEL will permit, facilitate, cooperate or participate in any attempt, directly or indirectly, to circumvent the Exclusive by providing business or services or allowing another person to provide business or services competitive to DDP Services, to any third party.

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4.1.7.	ACCEL will use and permit use of the Customer Information only in accordance with applicable laws, regulations and our Privacy Notice, and will not disclose nor permit disclosure of the Customer Information except in one of the following circumstances:

4.1.7.1.	We have obtained your authorization in advance;

4.1.7.2.	To meet the requirements of regulators;

4.1.7.3.	To cooperate with third parties in connection with providing the Services, provided that such third parties shall be required to agree to the same or substantially similar terms and conditions relating to ownership, use and dissemination of the Customer Information as set forth in this Agreement, and ACCEL shall be responsible for the failure of any third parties to comply with such terms and conditions.

4.2.	Customer represents, warranties and covenants that the Customer’s officers, directors, agents, and employees shall use commercially reasonable efforts to supply ACCEL with accurate and complete information at all times, qualify any information unknown or uncertain, and promptly correct and notify ACCEL of any inaccurate information which was inadvertently supplied by Customer in the course of performance of this Agreement by Customer.

4.3.	Each Party (the “Representing Party”) represents and warrants to each other Party as follows:

4.3.1.	The Representing Party is an entity duly authorized and in good standing under the laws of the State of its organization and has the requisite power and capacity to execute and deliver this Agreement and the other agreements referenced herein (collectively, the “Transaction Documents”) to which the Representing Party is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Representing Party of the applicable Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all requisite action on the part of the Representing Party. The Transaction Documents to which the Representing Party is a party have been duly and validly executed and delivered by the Representing Party. Each Transaction Document to which the Representing Party is a party constitutes the valid and legally binding obligation of the Representing Party, enforceable against the Representing Party in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

4.3.2.	No consent, order, action or non-action of, or filing, notification, declaration or registration with, any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational entity or authority is necessary for the execution, delivery or performance by the Representing Party of this Agreement or any other Transaction Document to which the Representing Party is a party.

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4.3.3.	The execution, delivery and performance by the Representing Party of the Transaction Documents to which the Representing Party is a party, and the consummation by the Company of the transactions contemplated herein and therein, do not (i) violate any laws or orders to which the Company is subject or (ii) violate, breach or conflict with any provision of the Representing Party’s organizational documents.

5.	Securities Representations and Warranties of ACCEL Media.

5.1.	The Initial Shares, the First Option Agreement, the Warrant, any Additional Option Agreement(s), and the shares of Common Stock that may be acquired by ACCEL Media pursuant to the First Option Agreement, the Warrant, or any Additional Option Agreement(s) are referred to herein collectively as the “Securities”. ACCEL Media makes the representations and warranties as set forth in this Section 4 to Customer, as of the Effective Date and as of the date of any exercise of the Warrant.

5.2.	ACCEL Media understands and agrees that the consummation of this Agreement including the delivery of the Securities to ACCEL Media as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) and applicable state statutes and that the Securities are being acquired for ACCEL Media’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

5.3.	ACCEL Media is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

5.4.	ACCEL Media understands that the Securities are being offered and sold to ACCEL Media in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Customer is relying upon the truth and accuracy of, and ACCEL Media’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of ACCEL Media set forth herein in order to determine the availability of such exemptions and the eligibility of ACCEL Media to acquire the Securities.

5.5.	ACCEL Media and its advisors, if any, have been furnished with all materials relating to the Customer and its business, finances and operations of the Customer and materials relating to the offer and sale of the Securities which have been requested by ACCEL Media or its advisors. ACCEL Media and its advisors, if any, have been afforded the opportunity to ask questions of the Customer. ACCEL Media understands that its investment in the Securities involves a significant degree of risk.

5.6.	At no time was ACCEL Media presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. ACCEL Media is not purchasing the Securities acquired by ACCEL Media hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by ACCEL Media hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

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5.7.	ACCEL Media is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, ACCEL Media does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.8.	ACCEL Media understands that (i) the sale or re-sale of the Securities has not been registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the Securities Act; (2) ACCEL Media shall have delivered to the Customer, at the cost of ACCEL Media, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Customer; (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of ACCEL Media who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4 to a Person who is an Accredited Investor; (4) the Securities are sold pursuant to Rule 144; (5) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (6) the Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and ACCEL Media shall have delivered to the Customer, at the cost of ACCEL Media, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Customer; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Customer nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

5.9.	ACCEL Media, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. ACCEL Media is able to bear the economic risk of its investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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5.10.	ACCEL Media understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

5.11.	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended shall be included on any certificates representing the Securities. ACCEL Media also understands that the Securities may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

5.12.	ACCEL Media has not engaged any investment banker, finder, broker or sales agent or any other Person (as defined below) in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the transactions contemplated herein.

6.	Lock-Up.

6.1.	For a period from the Effective Date until the one year anniversary of the Effective Date, (the “Lock-Up Period”), ACCEL Media agrees that ACCEL Media shall not, and ACCEL Media will not, directly or indirectly lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any of the shares of Common Stock issued to ACCEL Media pursuant to this Agreement, the First Option Agreement, the Warrant or any Additional Option Agreement(s) (collectively, the “Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (iii) publicly disclose the intention to do any of the foregoing (each, a “Prohibited Transfer”).

6.2.	In the event of any split of the Common Stock during the Lock-Up Period, the “Shares” shall be deemed to include all shares of Common Stock received by the ACCEL Media with respect to any split of the original “Shares” defined herein.

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6.3.	If any Prohibited Transfer is made or attempted, such purported Prohibited Transfer shall be null and void ab initio, and the Customer shall refuse to recognize any such purported transferee of the Shares as one of its equity holders for any purpose, and the Customer and its transfer agent are (a) hereby authorized to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing any of the Shares a legend describing the restrictions contained herein. In order to enforce this Agreement, the Customer may impose stop-transfer instructions with respect to the Shares until the end of the Lock-Up Period.

6.4.	During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

7.	Intellectual Property

7.1.	Customer shall retain all ownership of, and all right, title and interest in, all content, subject matter, communications and other information supplied by Customer and deliverables (such as but not limited to T.V. shows) produced by ACCEL for Customer in performance of this Agreement (the “Customer Information”), and Customer shall retain all intellectual property rights related to the Customer Information, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights, translations, modifications, replacements or derivatives thereof (the “Proprietary Rights”). For avoidance of doubt, Customer’s Proprietary Rights include, without limitation, rights to control prosecution of and defense against claims pertaining to the Customer Information, including, without limitation, rights to sue for, and to retain judgment or settlement (including penalties, interest, costs, and reimbursement) arising from, past, present or future infringement, worldwide, whether the infringement be of a right claimed by Customer in an application for registration with the U.S. Patent and Trademark Office, or any other foreign or domestic agency or department, or of a registered right, or any modification, amendment, continuation, or substitution thereof, and all priority rights appertaining thereto.

7.2.	The Customer acknowledges that ACCEL owns any and all titles, rights and interests, including the intellectual property rights, in and to the tools and know-how of ACCEL used to provide the Services, but not the Customer Information.

7.3.	Except as expressly provided by this Agreement, ACCEL has no right or license, use or benefit from the Customer Information without the prior written consent of the Customer, in Customer’s sole discretion, and ACCEL has no right to copy, reproduce, modify or otherwise use in any form, any of the Customer information or Proprietary Rights, or assign any right, right or interest therein to any other person or entity.

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8.	Confidentiality.

8.1.	Definitions. For purposes of this Agreement:

8.1.1.	The Party disclosing Confidential Information hereunder shall be referred to as the “Disclosing Party” and the Party receiving Confidential Information hereunder shall be referred to as the “Receiving Party”.

8.1.2.	Except as provided below, “Confidential Information” of Disclosing Party shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Disclosing Party and its subsidiaries and Affiliates (as defined below), including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, in each case which is disclosed by the Disclosing Party or on its behalf, after the date hereof, to the Receiving Party either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Disclosing Party unless otherwise specifically indicated in writing to the contrary. The fact that the Parties are communicating regarding a potential business relationship shall also be deemed “Confidential Information” under this Agreement.

8.1.3.	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

8.1.4.	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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8.1.5.	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

8.2.	Restrictions.

8.2.1.	The Receiving Party agrees to use the Confidential Information of the Disclosing Party only for the purpose of fulfilling its obligations and enforcing its rights under this Agreement (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-Affiliated third party, such care to be at least equal to the care exercised by Receiving Party as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Receiving Party agrees that it shall make disclosure of any such Confidential Information of the Disclosing Party only to its Affiliates and their respective employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys, consultants, advisors and other agents (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Receiving Party shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Receiving Party shall be responsible for the failure of its Representatives to comply with the terms of this Agreement.

8.2.2.	Without the prior consent of the Disclosing Party, the Receiving Party shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information of the Disclosing Party.

8.2.3.	Receiving Party acknowledges that the Confidential Information of the Disclosing Party disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Receiving Party agrees it will not knowingly export, directly or indirectly, any Confidential Information of the Disclosing Party or any direct product incorporating any Confidential Information of the Disclosing Party, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

8.2.4.	Nothing herein shall be construed as granting to Receiving Party or its Affiliates any right or license to use or practice any of the information defined herein as Confidential Information of the Disclosing Party and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the Disclosing Party. Except as allowed by applicable law, Receiving Party shall not use any trade name, service mark or trademark of the Disclosing Party or refer to the Disclosing Party in any promotional or sales activity or materials without first obtaining the prior written consent of the Disclosing Party.

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8.3.	Exceptions. The obligations imposed in Section 7.2 shall not apply to any Confidential Information that (i) was already in the possession of Receiving Party at the time of disclosure without restrictions on its use or is independently developed by Receiving Party after the effective date of this Agreement, provided that the person or persons developing same have not used such information received from the Disclosing Party, or is rightfully obtained from a source other than from the Disclosing Party; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Receiving Party; (iii) is obtained by Receiving Party from a third person who is under no obligation of confidence to the Disclosing Party; or (iv) is disclosed without restriction by the Disclosing Party.

8.4.	Return of Confidential Information. Upon termination of this Agreement for any reason or upon request by the Disclosing Party made at any time, all Confidential Information of the Disclosing Party, together with any copies of same as may be authorized herein, shall be returned to the Disclosing Party, or destroyed and certified as such by an officer of Receiving Party, at the Receiving Party’s option. Receiving Party may retain one copy of all written Confidential Information for its files for reference in the event of a dispute hereunder or as is necessary to comply with its document retention policies.

8.5.	Ownership of Confidential Information. As between the Disclosing Party and Receiving Party, the Confidential Information and any Derivative thereof (as defined below), whether created by the Disclosing Party or the Receiving Party, will remain the property of the Disclosing Party. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

8.6.	No Rights or Obligations. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their Affiliates relating to the same subject matter shall not (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their Affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

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8.7.	Acknowledgement. Each Party as Receiving Party acknowledges and agrees that, with respect to any information provided by Disclosing Party, its Affiliates, and their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, and other representatives, each expressly disclaims any and all liability for representations, expressed or implied, contained in or omitted from such information, and nothing contained in such information is or shall be relied upon as a promise or representation by any Disclosing Party, its Affiliates, or any of their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, or other representatives as to the past or future performance of Disclosing Party. Each Party as Receiving Party further acknowledges and agrees that any such information provided by any Disclosing Party does not purport to be all-inclusive or to necessarily contain all the information that Receiving Party may desire, and such information may include certain statements, estimates and projections provided by Disclosing Party with respect to anticipated future performance (“forward looking statements”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements, estimates and projections reflect significant assumptions and subjective judgments by management of Disclosing Party concerning anticipated results. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected result will be attainable or will be realized. As events and circumstances frequently do not occur as expected, there will usually be differences between anticipated and actual future performance, and those variances may be material. No Disclosing Party or its Affiliates or any of their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, or other representatives makes any representations or warranties as to their accuracy or completeness except as may be set forth in a written definitive agreement related to the Transactions, when and if one is executed.

8.8.	Request for Confidential Information Pursuant to Court or Other Proceeding. If Receiving Party is requested or required (by oral questions, deposition, interrogatories, subpoena, civil investigative demand or other similar non-criminal process) to disclose any Confidential Information of the Disclosing Party supplied to Receiving Party under this Agreement, the Receiving Party will provide the Disclosing Party with prompt written notice of such request(s) so that the Disclosing Party may, at the Disclosing Party’s option, (a) seek an appropriate protective order; (b) consult with the Receiving Party on the advisability of taking steps to resist or narrow such request or requirement; or (c) waive in writing the Receiving Party’s compliance with the provisions of this Agreement for the sole purpose of complying with the request. If, in the absence of a protective order or the receipt of a written waiver hereunder, the Receiving Party is nonetheless, in the reasonable opinion of its counsel, compelled to disclose Confidential Information of the Disclosing Party to any governmental tribunal or else stand liable for contempt or suffer other censure or penalty, the Receiving Party will cooperate with the Disclosing Party at the Disclosing Party’s expense in any attempt that the Disclosing Party may make to obtain an order or other reliable assurance that confidential treatment will be provided by such tribunal for all or designated portions of such Confidential Information disclosed by the Disclosing Party.

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8.9.	No License. Nothing in this Agreement shall be construed as granting any right or license to the Receiving Party or any other Party, by implication or otherwise, with respect to any Confidential Information of the Disclosing Party, except for the limited purposes set forth above.

8.10.	Standstill.

8.10.1.	ACCEL acknowledges and agrees that Customer is a public company, currently trading on the OTC Markets.

8.10.2.	ACCEL agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Material Non-Public Information (as defined below) as set forth herein (the “Standstill Period”), ACCEL shall not, and ACCEL shall ensure that none of its Representatives shall:

8.10.2.1.	buy or sell any securities or derivative securities of or related to Customer, or any interest therein;

8.10.2.2.	undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act or of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder;

8.10.2.3.	effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in (1) any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of Customer or any of its subsidiaries, (2) any tender or exchange offer, merger or other business combination involving Customer or any of its subsidiaries, (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Customer or any of its subsidiaries, or (4) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of Customer;

8.10.2.4.	form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the securities of Customer;

8.10.2.5.	make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving Customer or its securities or assets;

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8.10.2.6.	otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Customer;

8.10.2.7.	take any action which might force Customer to make a public announcement regarding any of the types of matters set forth in Section 7.10.2.3; or

8.10.2.8.	enter into any discussions or arrangements with any third party with respect to any of the foregoing.

8.10.3.	ACCEL also agrees during the Standstill Period not to request Customer (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this 7.10.

9.	Term and Termination.

9.1.	This Agreement shall expire on the fifth anniversary of the Effective Date (this period is referenced herein as the “Term”), unless earlier terminated as permitted herein.

9.2.	Any terms that by their nature are intended to survive beyond the termination or expiration of this Agreement will survive termination. Neither Party’s rights nor remedies in respect of any claim hereunder will be affected by the termination of this Agreement.

10.	Indemnity

10.1.	Customer shall indemnify, defend and hold ACCEL and its officers, agents, and employees harmless from and against any third-party claim or regulatory enforcement proceeding, alleging material misinformation published by ACCEL or any material omission that caused information to be materially misleading, which claim or regulatory enforcement proceeding arises out of information supplied by or approved by Customer.

10.2.	ACCEL shall indemnify, defend and hold Customer its officers, agents, and employees harmless from and against any third-party claim or regulatory enforcement proceeding, alleging material misinformation published by ACCEL or any material omission that caused published information to be materially misleading, to the extent the information alleged to be misleading was not provided by the Customer or was published without the approval of the Customer. All claims or disputes between the Parties concerning whether information was provided or approved by the Customer, or whether there has been gross negligence by any Party, shall be subject to the arbitration provisions of this Agreement.

11.	Governing Law

11.1.	This Agreement is governed by and construed in accordance with the laws of the State of Florida as applied to agreements performed wholly within the State of Florida, without application of the conflicts of laws provisions thereof.

11.2.	The Parties will endeavor to resolve any dispute or claim between the Parties through informal negotiation.

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11.3.	If any dispute or claim has not been resolved through such negotiations within a period of 30 days from the date on which notice of the claim was received by a respondent Party, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (AAA), and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof.

11.3.1.	The Parties shall submit the dispute to binding arbitration administered by the AAA before a single neutral arbitrator appointed by the Parties in accordance with the Commercial Arbitration Rules of the ADR Services, who shall be a retired judge, justice or attorney with at least ten (10) years of experience in resolving disputes pertaining to corporate communications. Unless otherwise agreed to by the Parties, all arbitration proceedings shall take place in Orange County, Florida. All arbitration proceedings shall be confidential. Neither Party shall disclose any information about the evidence produced by the other Party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority or applicable law. Before making any disclosure permitted by the preceding sentence, a Party shall give the other Party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. The arbitrator shall issue an award, accompanied by a written opinion not to exceed ten (10) pages, containing conclusions of law and findings of fact. The arbitrator’s award shall be final and judgment may be entered upon such award by any court of competent jurisdiction. The prevailing Party shall be entitled reasonable attorneys’ fees and its costs as further described in Section 18. The Parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award and actions seeking equitable, injunctive or other similar relief in accordance with Section 8.3.2, which shall be resolved exclusively in the state or federal courts sitting in Orange County, Florida.

11.3.2.	Equitable Remedies. Each Party agrees that a breach of its covenants, agreements or obligations under this Agreement will result in irreparable harm to the other Party and, in the event of such breach, or threatened breach, the breaching Party agrees that the other Party will have available the right to preliminary and permanent injunctive relief and other equitable relief issued by any court of competent jurisdiction to prevent or curtail any such breach, or threatened breach, and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach, or threatened breach, of such provisions may be effectively restrained. The Parties agree that this remedy shall be in addition to all other remedies set forth in the Agreement or as set forth herein. The Parties further agree that they will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that the other Party has or had an adequate remedy at law.

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11.3.3.	The Parties hereto consent to the exclusive jurisdiction and venue of an appropriate state or federal court located in Orange County, Florida. In the event litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing Party’s reasonable attorney’s fees, court costs, and all other expenses, whether taxable by the court as costs, in addition to any other relief to which the prevailing Party may be entitled as further described in Section 18. In such an event, no action shall be entertained by said Court or any Court of competent jurisdiction if filed more than one year after the date the cause(s) of action occurred regardless of whether damages were otherwise as of said time calculable.

12.	Amendments. No amendment to or modification of this Agreement is effective unless it is in writing and signed by authorized representatives of Parties.

13.	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered seven (7) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Customer:

Brian Rivera

The Sustainable Green Team, Ltd.

24-200 County Road

Astatula, Florida 34705

Email: brian@centralfloridaarborcare.com

If to ACCEL, to:

ACCEL Media International LLC

Attn: Vince Caruso

201 East 5th Street, Suite 1200

Sheridan, WY 82801

Email: [____________]

14.	Entire Agreement. This Agreement, the First Option Agreement, the Warrant and any Additional Option Agreement(s) set forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

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15.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

16.	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. No failure to exercise and no delay in exercising on the part of either of the Parties any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of its exercise of any other right, power or privilege.

17.	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement. Without limitation, the Parties will consider memorializing ACCEL Media’s exclusive reliance on DDP Services in a separate agreement.

18.	Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

19.	Attorneys’ Fees. If any Party hereto is required to engage in dispute resolution, arbitration, or has a claim properly lodged in court against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such dispute results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, arbitration or court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

20.	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein.

21.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective duly authorized officers.

For ACCEL Media International LLC, a Wyoming limited liability company:

By:	/s/ Vince Caruso
Name:	Vince Caruso
Title:	Managing Member

For FMW Media Works LLC, a Wyoming limited liability company:

By:	/s/ Vince Caruso
Name:	Vince Caruso
Title:	Managing Member

For The Sustainable Green Team, Ltd., a Delaware corporation:

By:	/s/ Anthony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

For Day Dreamer Productions, LLC, a Florida limited liability company:

By:	/s/ Anthony Raynor
Name:	Anthony Rayno
Title:	Chief Executive Officer

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EXHIBIT A

Schedule of ACCEL Services and Deliverables

ACCEL shall provide the below Services throughout the Term. Any capitalized terms not defined below shall have the meaning set forth in the Agreement.

1.	By or before the end of the Term, ACCEL will tender assorted promotional media, including but not limited to billboard ads, radio spots, television spots, digital advertising, print publications other promotional and advertising units, with a market value of not less than Thirty Million Seven Hundred Thousand Dollars ($30,700,000), to SGTM and its subsidiaries.
2.	Develop a biography format T.V. segment outlining the previous publicly announced milestones of The Sustainable Green Team.
3.	Annually produce 52 weekly HD specialized NASDAQ interviews, each of approximately five to seven to (5-7) minutes duration, throughout the Term. Each interview will contain new content and may include partner interviews, B-Roll you provide, and new product announcements that further tell your SGTM’s story.
4.	FOX Business Network:(#1 rated Business Network with 4.5M households reached Nationwide U.S.).

●	Annually broadcast 52 weekly Green Leader Segments on “New To The Street” program SGTM will have a 5-7 minute segment plus 2 (15 second) and 2 (30 second) commercials per week, throughout the Term.

5.	Bloomberg TV: (124M households reached Nationwide U.S.).

●	Broadcast 26 weeks of Green Leader Segments on “New To The Street” program
●	SGTM will have a 5-7 minute segment plus 2 (15 second) and 2 (30 second) commercials per show.
●	Shows air Saturday 6:00pm and Thursday 9:00pm EST

6.	NEWSMAX: (100M Homes reached Nationwide U.S.+ worldwide digital media player/mobile device availability.)

●	Annually broadcast 52 weekly Green Leader Segments on “New To The Street” program- Sundays 10am-11:00am EST, throughout the Term.
●	SGTM will have a 5-7 minute segment plus 2 (15 second) and 2 (30 second) commercials per week.
●	Quarterly Featured CEO interview on Live TV show “American Agenda”. Show airs M-F 2:00pm-4:00pm EST. Interview will be with anchor Bob Sellers.
●	Weekly Promos on Newsmax Digital and Linear TV Platform driving audience to “New To The Street” Green Leader Segment (1.4M Social Media Reach)

7.	Air 40 (15 second) SGTM commercials monthly on our IN Network show which broadcasts across all three networks, FOX Business, Bloomberg TV and Newsmax.
8.	Weekly Press Releases announcing the times, dates, and topics to be covered for each new segment.

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9.	2 monthly NASDAQ Marketplace Live Reports sent from NASDAQ, and hosted by our anchor Jane King, to CBS, NBC, ABC, and FOX for the Morning & Evening Business News. One per month.
10.	Monthly SGTM ads on NASDAQ Iconic Digital Billboard above the NASDAQ MarketSite Entrance. 15 second ad rotates every 7-12 minutes daily 7:00am-10:00pm.
11.	Monthly SGTM ads on 9 panel Digital Midtown Mosaic Billboard at 42nd Street and 7th Avenue, Times Square, NY. 15 second ad rotates every 7-12 minutes daily 7:00am-7:00pm.
12.	New To The Street Audio Network (launching 2023)

●	2,000 Radio Stations representing 100% US coverage.
●	Broadcast Green Leader Segments, sponsored by SGTM Podcast, 60 second spots to air M-F 7:00am-7:00pm.
●	Provide SGTM Studio Naming Rights.

13.	Broadcast monthly, for each month throughout the Term, 50 SGTM (30 second) commercials on networks like: CNN, CNBC, ESPN, Bloomberg, FOX Business TV, HGTV, and The Weather Channel via remnant cable inventory purchases. Reach 156 markets M-F 7:00am-7:00pm.
14.	Continue to make visible the show on the Internet for 60 months, being hosted and archived on www.newtothestreet.com.
15.	TV Guide listings across all networks.

NOTE: The broadcasts set forth in this Exhibit A are the guaranteed minimum number of broadcasts; FOX Business shall grant ACCEL additional airings.

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Exhibit B

Option Agreement

(Attached)

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OPTION Agreement

Dated as of October 4, 2022

This Option Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between The Sustainable Green Team, Ltd., a Delaware corporation (the “Company”), and ACCEL Media International LLC (the “Holder”). The Company and Holder may collective be referred to as the “Parties” and each individually as a “Party.”

WHEREAS, the Parties are among the parties to that certain Corporate Communication Services Agreement dated as of the Award Date (the “Services Agreement”); and

WHEREAS, the Company now desires to grant to Holder certain options to acquire certain shares of common stock, par value par value $0.0001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	Grant. Pursuant to the terms herein, the Company hereby grants to Holder as of the Award Date the right and option (the “Options”) to purchase all or any part of the number of Three Million Five Hundred Thousand (3,500,000) shares of Common Stock, subject to the terms and conditions of this Agreement and the Services Agreement. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Option Period. Options shall be exercisable at any time following the date of such vesting and expiring on the third anniversary of the Award Date (such period, the “Option Period”). To the extent not exercised by the end of the Option Period, the Options shall automatically expire and terminate.

3.	Price. The exercise price of the Options is $2.00 per Share, subject to adjustment as set forth herein (the “Exercise Price”).

4.	Exercise.

(a)	Options shall be exercisable by Holder delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit 1 (the “Exercise Notice”) and complying with the remaining terms and conditions herein.

(b)	The Exercise Notice shall be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock being purchased (the “Purchase Price”), by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company.

(c)	Holder’s payment for exercise of the Options shall be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes If the Holder fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Holder the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

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(d)	Upon receipt of the Purchase Price, together with written notice, and Holder’s compliance with the other provisions herein, the Company will record the Holder as the beneficial owner of the applicable shares of Common Stock in the books and records of the Company. The shares of Common Stock shall not be certificated. With respect to any exercise of the Options, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the “Exercise Date”), except that, if the date of such receipt is a date on which the share transfer books of the Company are closed, Holder will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

5.	Adjustments. Upon the occurrence of any of the following events, the Holder’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Holder and the Company relating to the Options:

(a)	If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be equitably and appropriately increased or decreased proportionately, and appropriate and equitable adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or share dividend.

(b)	If the Company is merged or consolidated with or is acquired by another entity (any, an “Acquisition”), the Acquisition agreement shall provide that the Options shall be assumed by the surviving entity and the Exercise Price and number of Options shall be equitably adjusted.

(c)	In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 5(b)) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Holder upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Holder would have received if the Holder had exercised the Options prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Section 5, no fractional shares shall be issued and the Holder shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Board.

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(d)	The Board or the successor Board of Directors shall determine the specific adjustments to be made under this Section 5, and its determination shall be conclusive. If the Holder receives securities or cash in connection with a transaction described in this Section 5 above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options with respect to which such securities or cash were issued, unless otherwise determined by the Board or the successor Board.

6.	Necessity to Become Holder of Record. The Holder shall not have any rights as a member of the Company with respect to any shares of Common Stock underlying the Options until Holder shall have become the holder of record of such shares of Common Stock. No dividends or cash distributions, ordinary or extraordinary, as to any shares of Common Stock shall be paid to or provided to the Holder if the record date is prior to the date on which Holder became the holder of record of the applicable shares of Common Stock.

7.	Conditions to Exercise of Options. In order to enable the Company to comply with the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and relevant state law, the Company may require the Holder, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for Holder’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law. The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

8.	Representations and Warranties. Holder hereby makes the representations and warranties as set forth in the Services Agreement, with respect to the receipt of the Options and the shares of Common Stock that may be acquired upon exercise thereof, and such representations and warranties are hereby incorporated herein by reference.

9.	No Transfer. Holder may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Options, or this Agreement, or otherwise encumber the Options or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

10.	Taxes.

(a)	Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Holder shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Options or the shares of Common Stock that may be issued with respect thereto.

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(b)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO HOLDER. HOLDER UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. BY SIGNING THIS AGREEMENT, HOLDER REPRESENTS THAT HOLDER HAS REVIEWED WITH HOLDER’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HOLDER IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. HOLDER UNDERSTANDS AND AGREES THAT HOLDER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.	Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Holder (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Holder may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Holder shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.	Review. The Holder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Holder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

13.	No Rights to Continued Engagement. This Agreement does not confer upon Holder any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Holder’s engagement at any time.

14.	No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

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15.	Power of Attorney. Holder hereby irrevocably appoints the Company and each of its officers, employees and agents as Holder’s true and lawful attorneys with power (i) to sign in Holder’s name and on Holder’s behalf stock certificates and stock powers covering some or all of the Options and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Holder agree to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

16.	Assignment. This Agreement may not be assigned by either Party without the express prior written consent of the other Party hereto, except that the Company (i) may assign this Agreement to any subsidiary or affiliate of the Company, provided that no such assignment shall relieve the Company of its obligations hereunder without the written consent of the Holder, and (ii) will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties.

17.	Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Florida as applied to agreements performed wholly within the State of Florida, without application of the conflicts of laws provisions therof. Any disputes hereunder shall be resolved in accordance with the provisions of the Services Agreement.

18.	Equitable Remedies. Each Party agrees that a breach of its covenants, agreements or obligations under this Agreement will result in irreparable harm to the other Party and, in the event of such breach, or threatened breach, the breaching Party agrees that the other Party will have available the right to preliminary and permanent injunctive relief and other equitable relief issued by any court of competent jurisdiction to prevent or curtail any such breach, or threatened breach, and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach, or threatened breach, of such provisions may be effectively restrained. The Parties agree that this remedy shall be in addition to all other remedies set forth in the Agreement or as set forth herein. The Parties further agree that they will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that the other Party has or had an adequate remedy at law.

19.	Jurisdiction. The Parties hereto consent to the exclusive jurisdiction and venue of an appropriate state or federal court located in Orange County, Florida. In the event litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing Party’s reasonable attorney’s fees, court costs, and all other expenses, whether taxable by the court as costs, in addition to any other relief to which the prevailing Party may be entitled. In such an event, no action shall be entertained by said Court or any Court of competent jurisdiction if filed more than one year after the date the cause(s) of action occurred regardless of whether damages were otherwise as of said time calculable.

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20.	Amendments. No amendment to or modification of this Agreement is effective unless it is in writing and signed by authorized representatives of Parties.

21.	Notices. All notices under this Agreement shall be in writing and shall be delivered in accordance with the provisions of the Services Agreement.

22.	Entire Agreement. This Agreement, the Services Agreement and the other documents referenced in the Services Agreement set forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

23.	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. No failure to exercise and no delay in exercising on the part of either of the Parties any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of its exercise of any other right, power or privilege.

24.	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

25.	Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

26.	Attorneys’ Fees. If any Party hereto is required to engage in dispute resolution, arbitration, or has a claim properly lodged in court against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such dispute results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, arbitration or court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

27.	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein.

28.	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Award Date.

The Sustainable Green Team, Ltd.

By:	/s/ Anthony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

ACCEL Media International LLC

By:	/s/ Vince Caruso
Name:	Vince Caruso
Title:	Managing Member

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EXHIBIT 1

NOTICE OF OPTION EXERCISE

Dated: ______________________

To: The Sustainable Green Team, Ltd.

Attn: Chief Executive Officer

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of The Sustainable Green Team, Ltd. (the “Company”) at a price of $2.00 per share under the provisions of the Option Agreement 1 dated as of [____], 2021 between the Company and the undersigned.

Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares of Common Stock: _________________

Name:	ACCEL Media International LLC

Address:	201 East 5th Street, Suite 1200
Sheridan, WY 82801

Signature:

Name:

Title:

Exhibit C

Warrant

(Attached)

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

Commencement Date: October 4, 2022
Warrant Price: $1.00	Number of Shares: 2,000,000

THE SUSTAINABLE GREEN TEAM, LTD.

WARRANT

1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant (this “Warrant”) of The Sustainable Green Team, Ltd. a Delaware corporation (including any successor entity, the “Company”) and subject to the terms and conditions herein set forth, the undersigned or their permitted assignee (“Holder”) is entitled to purchase from the Company, at a price per share equal to the Warrant Price (set forth above and subject to adjustment as described below), the Number of Shares of Common Stock (as defined below and subject to adjustment as described below) upon exercise of this Warrant pursuant to Section 7. This Warrant is entered into in connection with the Corporate Communication Services Agreement between the Company and the Holder dated as of the Commencement Date (the “Services Agreement”) and is subject to the terms and conditions thereof. The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

2. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)	“Acceleration Event” means (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or equity securities, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of equity securities of the Company immediately prior to such merger or consolidation continue to hold directly at least 50% of the voting power of the equity securities of the Company or the surviving entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s voting securities if, after such closing, such person or group of affiliated persons would hold, directly or indirectly, 50% or more of the outstanding voting securities of the Company in a transaction structured as a business combination (or the surviving or acquiring entity), or (iv) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute an Acceleration Event if its primary purpose is to change the state of the Company’s incorporation.

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(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Delaware are authorized to be closed.

(d)	“Commencement Date” means the date first set forth above.

(e)	“Common Stock” means common stock, par value $0.0001 per share, of the Company, as the same may be further amended or modified (or any successor security pursuant to Section 3 hereof).

(f)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(g)	“Exercise Period” means the period commencing on the Commencement Date and ending at 5:00 p.m. Eastern Time on the date that is ninety (90) days after the Commencement Date, (the “Termination Date”); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void immediately prior to the consummation of an Acceleration Event, and provided that, to the extent practicable, the Company shall provide to Holder at least three Business Days’ notice of the expected occurrence of an Acceleration Event, such that the Holder has an opportunity to exercise this Warrant prior to such Acceleration Event.

(h)	“Securities Act” means the Securities Act of 1933, as amended.

(i)	“Shares” means individual shares of Common Stock.

3. Adjustments and Notices. The Warrant Price shall be subject to adjustment from time to time in accordance with this Section 3.

(a)	Subdivisions, Equity Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue shares of Common Stock as an equity dividend, the Warrant Price in effect prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be and in each case without any adjustments to the number of Warrant Shares for which this Warrant is exercisable. The provisions of this Section 3(a) shall similarly apply to successive subdivisions, equity dividends or combinations.

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(b)	Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassifications, exchange, substitution or other event that results in a change of the number, series, class and/or type of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)	Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Chief Financial Officer (or comparable officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(d)	No Impairment. The Company shall not, by amendment of its organizational documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3.

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(e)	Fractional shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount in cash computed by multiplying the fractional interest by the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

4. Notification of Certain Events. Prior to the expiration of this Warrant, the Company shall notify the Holder in the event that the Company undertakes any of the following:

(a)	the issuance of any dividend or other distribution on the equity securities of the Company, whether in cash, property, equity or other securities;

(b)	the voluntary liquidation, dissolution or winding up of the Company;

(c)	any transaction resulting in the acceleration or expiration of this Warrant; or;

(d)	any transactions referenced in Sections 3(a), 3(b) or 3(d).

5. No Stockholder Rights; No Settlement in Cash. This Warrant, by itself, as distinguished from any Shares issued hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Company. In no event shall the Company be required to net cash settle an exercise of this Warrant.

6. Reservation of Equity. From and after the Commencement Date, the Company will reserve from its authorized and unissued Common Stock a sufficient number of Shares to provide for the issuance of Common Stock upon the exercise of this Warrant for Common Stock. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing equity certificates to execute and issue the necessary certificates for Shares issuable upon the exercise or conversion of this Warrant for Common Stock.

7. Exercise of Warrant. Subject to the limitations herein, the Holder may exercise this Warrant or any portion hereof by surrendering this Warrant, together with a completed Notice of Exercise as attached hereto as Attachment 1, executed and delivered to the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Securities being purchased. Without limiting anything in the last sentence of Section 2(g), this Warrant shall be deemed to have been exercised as of immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Securities issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Securities then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company shall execute and deliver a new warrant, dated as of the Commencement Date, evidencing the right of the Holder to the balance of the Warrant Securities purchasable hereunder upon the same terms and conditions set forth herein.

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8. Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Person acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected a recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 8. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 8 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8 to correct this Section 8 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 8 shall apply to a successor holder of this Warrant.

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9. Transfer of Warrant. The Company may not assign or delegate this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Neither this Warrant nor any of the Shares issuable upon the exercise of all or any portion of this Warrant may be transferred except in accordance with, and subject to, the provisions of this Warrant. The Holder acknowledges that this Warrant and the securities issuable upon exercise of the Warrant have not been registered under the Securities Act, or applicable state securities laws and may not be transferred or otherwise disposed of unless it has been registered under that Act and is in compliance with applicable state securities laws or an exemption from registration is available. Any securities issuable upon conversion of the Warrant shall be imprinted with an appropriate legend relating to the transfer restrictions applicable to such securities. As a condition to any transfer, the Holder shall provide, at the Company’s request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act, and the securities law applicable with respect to any other applicable jurisdiction.

10. Termination. This Warrant shall terminate on the Termination Date.

11. Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to Holder a new Warrant of like date, tenor and denomination.

12. Transfer of Warrant; Legend.

(a)	No Transfer or Assignment. Neither this Warrant not any right, title or interest herein may be assigned or transferred by the Holder to any other person or entity without the prior written approval of the Company, to be given or withheld in the sole discretion of the Company, and any such attempted transfer in violation of such limitation shall be null and void and of no force or effect.

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(b)	Legends. Any legend required by the securities laws of any state to the extent such laws are applicable to the Warrant Shares represented by the certificate so legended shall be included on any certificates representing the Warrant Shares. Holder also understands that the Warrant Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

13. Miscellaneous.

(a)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(b)	Entire Agreement. This Warrant and the Services Agreement and the other documents set forth therein set forth the entire understanding of the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof, and may be modified only by an instrument signed by the Company and the Holder.

(c)	Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)	Notices. All notices under this Warrant shall be in writing and shall be given in accordance with the provisions of the Services Agreement.

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(e)	Governing Law; Etc.

(i)	This Warrant shall be governed by the laws of the State of Florida, as such laws are applied to contracts to be entered into and performed entirely in Florida. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the Parties hereby consent to the exclusive jurisdiction and venue of the federal and state courts located in Orange County, Florida (the “Selected Courts”) for resolution of such dispute, and agree not to contest such exclusive jurisdiction and venue or seek to transfer any action relating to such dispute to any other jurisdiction or venue. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Warrant, (a) any claim that it is not personally subject to the jurisdiction of the Selected Courts other than the failure to serve in accordance with the provisions of this Warrant; (b) any claim that it or its property is exempt or immune from jurisdiction of any Selected Court or from any legal process commenced in the Selected Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Warrant, or the subject matter of this Warrant, may not be enforced in or by the Selected Courts.

(ii)	EACH PARTY TO THIS WARRANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS WARRANT, OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT.

(iii)	The Holder hereby expressly acknowledges that the agreements and restrictions contained herein are reasonable and necessary to protect the Company’s legitimate interests, that the Company would not have entered into this Warrant in the absence of such agreements and restrictions, and that any violation of such restrictions will result in irreparable harm to the Company. The Holder agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and specific performance of, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of, the agreements and restrictions contained herein, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Holder irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this Warrant may be brought in the Selected Courts, (ii) consents to the non-exclusive jurisdiction of the Selected Courts in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any Selected Court.

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(f)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Warrant, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(g)	Headings. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof.

(h)	Amendment. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.

(i)	No Waiver. No waiver of any provision of this Warrant shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(j)	Headings. The article and section headings contained in this Warrant are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Warrant.

(k)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Warrant is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Warrant shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Warrant is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Warrant so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Warrant be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Warrant, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Warrant. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Warrant.

(l)	Execution in Counterparts, Electronic Transmission. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

(m)	Currency. All dollar amounts are in U.S. dollars.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS HEREOF, the Parties have caused this Warrant to be executed as of the Commencement Date.

The Sustainable Green Team, Ltd.

By:	/s/ Anthony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

Acknowledged and Agreed To:

HOLDER: ACCEL Media International LLC

By:	/s/ Vince Caruso
Name:	Vince Caruso
Title:	Managing Member

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ATTACHMENT 1

NOTICE OF EXERCISE

TO: THE SUSTAINABLE GREEN TEAM, LTD.

1. The undersigned hereby elects to purchase ____Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Warrant Securities in the name of the undersigned or in such other name as is specified below:

Name:	ACCEL Media International LLC
Address:	201 East 5th Street, Suite 1200
Sheridan, WY 82801

AGREED AND AUTHORIZED BY:

ACCEL Media International LLC

By:
Name:	Vince Caruso
Title:	Managing Member

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